EXHIBIT 99.1

Encore Bancshares Reports First Quarter 2009 Net Earnings of $1.1 Million, or $.05 Per Diluted Share

HOUSTON, April 24, 2009 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the first quarter of 2009.

 Improved earnings metrics

 * Revenue of $17.3 million improved 4.5% compared with the first quarter of 2008
 * Pre-tax, pre-provision earnings grew 47.2% to $4.8 million compared with the first quarter of 2008
 * Net interest income of $11.5 million on a fully tax equivalent basis
   (TE) was up 16.8% over the first quarter of 2008
 * Net interest margin of 3.13% (TE) expanded 19 basis points compared with the first quarter of 2008

 Continued to grow franchise

 * Loan growth of $22.6 million, or 2.0%, compared with March 31, 2008
 * Noninterest bearing deposits grew $29.0 million, or 22.3% compared with March 31, 2008

 Maintained strong capital position

 * Tier 1 capital of $174.0 million, or 14.83% tier 1 risk based capital ratio
 * $125.3 million of tangible common equity, or $12.24 per share
 * Tangible common equity ratio increased to 8.11% from 7.94% at
   December 31, 2008

 Increased allowance for loan losses by $1.6 million to 2.26% of total loans, compared with 2.06% at December 31, 2008

 Extended $38.4 million in new credit to businesses and consumers during the first quarter of 2009.

"In the first quarter of 2009, we earned $1.1 million and grew revenue and deposits, while increasing our allowance for loan losses," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer. "Our strong capital and allowance position combined with our increased pre-provision pre-tax earnings, should enable us to withstand a further deterioration in economic conditions. At the same time, our experienced team continues to provide superior service to our clients, increase noninterest-bearing deposits, make sound loans, attract assets to manage, and maintain expense control, all of which provides us momentum for the future."

Earnings

For the three months ended March 31, 2009, net earnings were $1.1 million, or $0.05 per diluted common share, compared with $1.2 million, or $0.11 per diluted common share for the same period of 2008. The decrease in diluted earnings per share was due to the accrual of dividends on preferred stock which was issued in the fourth quarter of 2008. Results for the first quarter of 2009 include an improvement in net interest income (TE) of $1.7 million, or 16.8%, and a decrease in expenses of $807,000 due primarily to lower compensation expenses and professional fees. Offsetting these improvements were a $1.5 million increase in the provision for loan losses and lower noninterest income resulting from lower trust and investment management fees.

Net Interest Income

Net interest income (TE) for the first quarter of 2009 was $11.5 million, an increase of $1.7 million, or 16.8%, compared with the first quarter of 2008. The net interest margin (TE) improved 19 basis points to 3.13%. The growth in the margin was due in part to the falling rate environment as the yield on the loan portfolio fell less than the rate paid on deposits. In addition, we benefited from a $33.9 million, or 31.7%, increase in average noninterest-bearing deposits. On a linked quarter basis (compared with immediately preceding quarter), net interest income (TE) decreased $405,000, or 3.4%, and the net interest margin (TE) contracted 18 basis points. During the fourth quarter of 2008, the prime rate fell an extraordinary 1.75%, which immediately affected our variable rate loans. However, our deposits, particularly our certificates of deposit, were not able to fully capture this reduction in interest rates during the first quarter.

Noninterest Income

Noninterest income was $5.8 million for the first quarter of 2009, a decrease of $840,000, or 12.6%, compared with the same period of 2008. The decrease was due primarily to lower trust and investment management fees as assets under management fell 21.9% due to the sharp drop in equity markets. In addition, real estate operations decreased $300,000 compared with the first quarter of 2008 due primarily to taxes and legal fees.

Noninterest Expense

Noninterest expense was $12.5 million for the first quarter of 2009, a decrease of $807,000, or 6.1%, compared with the same period of 2008. The decrease was due primarily to a reduction in compensation and professional fees. The first quarter of 2008 included a $635,000 severance expense to a former executive of the bank, and $415,000 for legal fees associated with an arbitration matter that has since been resolved. Excluding these items, expenses for the first quarter of 2009 increased $243,000, or 2.0%, compared with adjusted expenses for the same period of 2008.

Segment Earnings

On a segment basis, our banking operation showed net earnings of $461,000 for the first quarter of 2009, an increase of $401,000, compared with the same period of 2008. Net interest income increased $1.6 million, or 15.9%, but this increase was largely offset by higher credit costs. Noninterest expense decreased $764,000, or 8.4%, which was due primarily to severance expense paid in 2008. Wealth management had net earnings of $446,000 for the first quarter of 2009, a decrease of $451,000, or 50.3%, compared with the same period of 2008. Revenue for this segment decreased due primarily to lower assets under management, which declined 21.9% as discussed above. Expenses were essentially flat. Our insurance agency had net earnings of $431,000 for the first quarter of 2009, essentially unchanged from the same period of 2008. Revenue decreased $38,000, or 2.2%, due primarily to a soft property and casualty market. Expenses decreased $71,000, or 6.4%, reflecting lower compensation expenses.

Loans

Period end loans were $1.2 billion at March 31, 2009, an increase of $22.6 million, or 2.0%, compared with March 31, 2008. In March, we sold a pool of approximately $4.8 million of second mortgage loans, recognizing a gain of $75,000. We extended approximately $38.4 million in new credit during the first quarter of 2009 to consumers and businesses.

Deposits

Period end deposits were $1.1 billion at March 31, 2009, an increase of $5.4 million, or 0.5%, compared with March 31, 2008. Noninterest-bearing deposits grew to $159.0 million at March 31, 2009, an increase of $29.0 million, or 22.3%, compared with March 31, 2008. Average deposits were $1.1 billion for the first quarter of 2009, an increase of $49.0 million, or 4.6%, compared with the same period of 2008.

Credit Quality and Capital Ratios

The provision for loan losses was $3.0 million for the first quarter of 2009, an increase of $1.5 million from the same period of 2008. The increase in the provision reflected the recessionary economic environment, weakness in our Florida market, and the higher net charge-offs compared with the first quarter of 2008. The provision for loan losses was $1.6 million greater than net charge-offs for the quarter, and increased our allowance for loan losses to total loans from 2.06% at December 31, 2008 to 2.26% at March 31, 2009. Net charge-offs for the first quarter of 2009 were $1.5 million, or 0.50% of average total loans on an annualized basis, compared with $1.1 million, or 0.38% of average total loans on an annualized basis for the first quarter of 2008. The increase in net charge-offs resulted primarily from consumer loans, which includes residential real estate loans.

At March 31, 2009, nonperforming assets were $40.2 million, or 3.40% of total loans and investment in real estate, compared with $34.0 million, or 2.78% of total loans and investment in real estate at December 31, 2008 and $16.5 million, or 1.42% of total loans and investment in real estate at March 31, 2008. At March 31, 2009, nonaccrual loans were $34.7 million, compared with $30.5 million at December 31, 2008. Most of this increase was due to commercial real estate loans in Florida. Investment in real estate was $5.5 million at March 31, 2009, compared with $2.8 million at December 31, 2008. The increase was due primarily to the repossession of commercial real estate property in Florida and several homes under construction in Houston.

As of March 31, 2009, our estimated Tier 1 risk-based, total risk-based, and leverage capital ratios were 14.83%, 16.09% and 11.26%, respectively, and Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions.

Conference Call

A conference call will be held on Friday, April 24, 2009 at 10:00 a.m., Central time, to discuss first quarter 2009 results. A question and answer session will follow the prepared remarks. Individuals may access the call by dialing 1-877-591-4949, or access the live webcast by visiting www.encorebank.com/investorrelations.shtml

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and six in southwest Florida. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available athttp://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and facilitates comparisons with the performance of peers within the financial services industry. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2008 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

                 Encore Bancshares, Inc. and Subsidiaries

                          FINANCIAL HIGHLIGHTS

        (Unaudited, amounts in thousands, except per share data)

                                   As of and for the Three Months Ended
                                   ------------------------------------
                                           March 31,          Dec. 31,
                                   ------------------------   --------
                                          2009       2008       2008
                                        --------   --------   --------

 Operations Statement Data:
 Interest income                        $ 19,625   $ 20,532   $ 20,193
 Interest expense                          8,164     10,653      8,251
                                        --------   --------   --------
  Net interest income                     11,461      9,879     11,942
 Provision for loan losses                 3,039      1,501     18,648
                                        --------   --------   --------
  Net interest income after provision
   for loan losses                         8,422      8,378     (6,706)
 Noninterest income                        5,837      6,677      3,488
 Noninterest expense                      12,470     13,277     12,414
                                        --------   --------   --------
  Net earnings (loss) before income
   taxes                                   1,789      1,778    (15,632)
 Income tax expense (benefit)                654        608     (5,679)
                                        --------   --------   --------
 Net earnings (loss)                    $  1,135   $  1,170   $ (9,953)
                                        ========   ========   ========
 Earnings (loss) available to common
  shareholders (1)                      $    582   $  1,170   $(10,119)
                                        ========   ========   ========

 Common Share Data:
 Basic earnings (loss) per share (2)    $   0.06   $   0.12   $  (0.99)
 Diluted earnings (loss) per share (2)      0.05       0.11      (0.99)
 Book value per share                      15.54      15.70      15.36
 Tangible book value per share             12.24      12.30      12.05

 Average common shares outstanding (2)    10,205     10,118     10,206
 Diluted average common shares
  outstanding (2)                         10,852     10,827     10,206
 Shares outstanding at end of period      10,233     10,154     10,241

 Selected Performance Ratios:
 Return on average assets                  0.29%      0.33%    (2.60)%
 Return on average common equity (3)       1.49%      2.97%   (25.03)%
 Return on average tangible common
  equity (3)                               1.90%      3.80%   (31.77)%
 Net interest margin (4)                   3.13%      2.94%      3.31%
 Efficiency ratio                         71.10%     79.06%     70.21%
 Noninterest income to total revenue      33.74%     40.33%     22.61%

 (1) Net earnings (loss) after deducting preferred dividends. The shares of preferred stock were issued on December 5, 2008.
 (2) Prior periods adjusted to include nonvested restricted stock in average common shares outstanding as required by EITF 03-6-1.
 (3) Using earnings (loss) available to common shareholders.
 (4) On taxable-equivalent basis in 2009. Taxable-equivalent amounts in 2008 were immaterial.

                Encore Bancshares, Inc. and Subsidiaries

                      CONSOLIDATED BALANCE SHEETS

       (Unaudited, dollars in thousands, except per share data)

             March 31,    Dec 31,     Sept 30,   June 30,    March 31,
               2009        2008        2008        2008        2008
            ----------  ----------  ----------  ----------  ----------

 ASSETS
 Cash and
  due from
  banks     $   19,313  $   23,044  $   21,005  $   21,954  $   16,608
 Interest-
  bearing
  deposits
  in banks     100,982      91,459      13,471      28,297      40,328
 Federal
  funds sold
  and other      3,290       3,549       5,562      10,716      58,769
            ----------  ----------  ----------  ----------  ----------
   Cash and
    cash
    equival-
    ents       123,585     118,052      40,038      60,967     115,705
 Securities
  available-
  for-sale,
  at
  estimated
  fair value    77,875      78,816      57,077      41,508      12,108
 Securities
  held-to-
  maturity,
  at
  amortized
  cost         114,706      95,875     100,329     107,424     123,133
 Mortgages
  held-for-
  sale           6,340         150         448          --       1,928
 Loans
  receivable 1,179,083   1,218,404   1,198,445   1,169,151   1,156,501
 Allowance
  for loan
  losses       (26,664)    (25,105)    (14,620)    (12,054)    (11,603)
            ----------  ----------  ----------  ----------  ----------
   Net loans
    receiv-
    able     1,152,419   1,193,299   1,183,825   1,157,097   1,144,898
 Federal
  Home Loan
  Bank of
  Dallas
  stock, at
  cost           9,547       9,534      10,513       7,943       6,987
 Investment
  in real
  estate         5,537       2,781       2,215       2,063       2,078
 Premises
  and
  equipment,
  net           16,901      17,362      17,688      17,050      16,789
 Goodwill       27,873      27,873      27,975      27,975      27,969
 Other
  intangible
  assets,
  net            5,861       6,031       6,218       6,406       6,592
 Cash
  surrender
  value of
  life
  insurance
  policies      14,870      14,686      14,539      14,398      14,256
 Accrued
  interest
  receivable
  and other
  assets        22,210      23,385      17,358      17,882      16,183
            ----------  ----------  ----------  ----------  ----------
            $1,577,724  $1,587,844  $1,478,223  $1,460,713  $1,488,626
            ==========  ==========  ==========  ==========  ==========

   LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits:

  Non-
   interest-
   bearing  $  158,994  $  131,709  $  121,100  $  123,594  $  129,983
  Interest-
   bearing     957,602     969,088     917,379     931,149     981,164
            ----------  ----------  ----------  ----------  ----------
   Total
    deposits 1,116,596   1,100,797   1,038,479   1,054,743   1,111,147
 Borrowings
  and
  repurchase
  agreements   244,999     272,026     249,426     212,257     188,845
 Junior
  subordi-
  nated
  debentures    20,619      20,619      20,619      20,619      20,619
 Accrued
  interest
  payable
  and other
  liabilities    7,926       8,660       8,690      12,882       8,604
            ----------  ----------  ----------  ----------  ----------
   Total
    liabil-
    ities    1,390,140   1,402,102   1,317,214   1,300,501   1,329,215

 Commitments
  and
  contingen-
  cies              --          --          --          --          --
 Share-
  holders'
  equity:
   Preferred
    stock       28,590      28,461          --          --          --
   Common
    stock       10,240      10,247      10,243      10,240      10,158
   Additi-
    onal
    paid-in
    capital    115,743     115,489     109,488     109,169     108,813
   Retained
    earnings    32,105      31,523      41,642      41,414      40,933
   Common
    stock
    in
    treasury,
    at cost       (109)        (98)        (98)        (98)        (69)
   Accumu-
    lated
    other
    compre-
    hensive
    income
    (loss)       1,015         120        (266)       (513)       (424)
            ----------  ----------  ----------  ----------  ----------
 Share-
  holders'
  equity       187,584     185,742     161,009     160,212     159,411
            ----------  ----------  ----------  ----------  ----------
            $1,577,724  $1,587,844  $1,478,223  $1,460,713  $1,488,626
            ==========  ==========  ==========  ==========  ==========

 Ratios and
  Per Share
  Data:
 Leverage
  ratio*        11.26%      11.61%      10.18%      10.07%      10.31%
 Tier 1
  risk-based
  capital
  ratio*        14.83%      14.58%      12.58%      12.82%      12.91%
 Total
  risk-based
  capital
  ratio*        16.09%      15.84%      13.87%      13.87%      13.94%
 Book value
  per share $    15.54  $    15.36  $    15.73  $    15.65  $    15.70
 Tangible
  book value
  per share      12.24       12.05       12.39       12.30       12.30
 Tangible
  common
  equity to
  tangible
  assets         8.11%       7.94%       8.78%       8.82%       8.59%

 * Estimated at March 31, 2009.

               Encore Bancshares, Inc. and Subsidiaries

                CONSOLIDATED STATEMENTS OF OPERATIONS

       (Unaudited, amounts in thousands, except per share data)

                                     Three Months Ended
                      ------------------------------------------------
                      March 31,  Dec 31,  Sept 30,  June 30,  March 31,
                        2009      2008      2008      2008      2008
                      --------  --------  --------  --------  --------
 Interest income:
  Loans, including
   fees               $ 17,479  $ 18,394  $ 18,738  $ 18,238  $ 18,378
  Mortgages
   held-for-sale            28         9        13        25        32
  Securities             1,962     1,585     1,469     1,250     1,319
  Federal funds sold
   and other               156       205       261       552       803
                      --------  --------  --------  --------  --------
  Total interest
   income               19,625    20,193    20,481    20,065    20,532
 Interest expense:
  Deposits               5,732     5,748     6,458     7,123     8,542
  Borrowings and
   repurchase
   agreements            2,116     2,174     2,085     1,767     1,755
  Junior subordinated
   debentures              316       329       330       330       356
                      --------  --------  --------  --------  --------
  Total interest
   expense               8,164     8,251     8,873     9,220    10,653
                      --------  --------  --------  --------  --------
  Net interest income   11,461    11,942    11,608    10,845     9,879
 Provision for
  loan losses            3,039    18,648     5,249     3,777     1,501
                      --------  --------  --------  --------  --------
  Net interest income
   after provision
   for loan losses       8,422    (6,706)    6,359     7,068     8,378
 Noninterest income:
  Trust and investment
   management fees       3,749     3,985     4,277     4,660     4,407
  Mortgage banking         151        34        28       135        54
  Insurance
   commissions
   and fees              1,610     1,184     1,385     1,385     1,727
  Real estate
   operations             (245)      (50)     (103)     (452)       55
  Net loss on sale of
   available-for-sale
   securities               --        (1)       (2)       --        --
  Impairment write
   down on securities       --    (1,984)       --        --        --
  Other                    572       320       390       432       434
                      --------  --------  --------  --------  --------
   Total noninterest
    income               5,837     3,488     5,975     6,160     6,677
 Noninterest expense:
  Compensation           7,514     6,781     6,991     7,467     8,078
  Occupancy              1,454     1,645     1,477     1,485     1,438
  Equipment                433       448       494       487       531
  Advertising
   and promotion           216       232       187       219       204
  Outside data
   processing              764       797       762       717       694
  Professional fees        936       904       671       739     1,156
  Intangible
   amortization            171       187       187       188       187
  Other                    982     1,420     1,304     1,295       989
                      --------  --------  --------  --------  --------
  Total noninterest
   expense              12,470    12,414    12,073    12,597    13,277
                      --------  --------  --------  --------  --------
  Net earnings (loss)
   before income
   taxes                 1,789   (15,632)      261       631     1,778
 Income tax expense
  (benefit)                654    (5,679)       33       150       608
                      --------  --------  --------  --------  --------
 Net earnings (loss)  $  1,135  $ (9,953) $    228  $    481  $  1,170
                      ========  ========  ========  ========  ========
 Earnings (loss)
  available to common
  shareholders        $    582  $(10,119) $    228  $    481  $  1,170
                      ========  ========  ========  ========  ========
 Earnings (loss)
  per common share:
  Basic*              $   0.06  $  (0.99) $   0.02  $   0.05  $   0.12
  Diluted*                0.05     (0.99)     0.02      0.04      0.11
 Average common shares
  outstanding*          10,205    10,206    10,206    10,173    10,118
 Diluted average
  common shares
  outstanding*          10,852    10,206    10,903    10,897    10,827

 * Prior periods adjusted to include nonvested restricted stock in average common shares outstanding as required by EITF 03-6-1.

                 Encore Bancshares, Inc. and Subsidiaries

                   AVERAGE CONSOLIDATED BALANCE SHEETS

                    (Unaudited, dollars in thousands)

                                  Three Months Ended
                ------------------------------------------------------
                 March 31,   Dec 31,   Sept 30,   June 30,  March 31,
                   2009       2008       2008       2008       2008
                ---------- ---------- ---------- ---------- ----------

 Assets:
 Interest-earning
  assets:
  Loans         $1,208,697 $1,205,310 $1,186,606 $1,170,959 $1,119,439
  Mortgages
   held-for-sale     1,391        405        596      1,151      1,465
  Securities       187,953    162,221    156,354    139,510    142,098
  Federal funds
   sold and
   other            95,314     66,057     40,128     82,841     89,419
                ---------- ---------- ---------- ---------- ----------
 Total interest
  -earning
  assets         1,493,355  1,433,993  1,383,684  1,394,461  1,352,421
 Less: Allowance
  for loan
  losses           (25,181)   (14,275)   (12,630)   (11,526)   (11,178)
 Noninterest
  -earning
  assets           111,018    102,341    108,224    103,918    102,266
                ---------- ---------- ---------- ---------- ----------
  Total assets  $1,579,192 $1,522,059 $1,479,278 $1,486,853 $1,443,509
                ========== ========== ========== ========== ==========

 Liabilities and
  shareholders'
  equity:
 Interest
  -bearing
  liabilities:
  Interest
   checking     $  181,976 $  179,797 $  192,424 $  194,973 $  182,483
  Money market
   and savings     228,402    244,195    283,130    307,047    333,241
  Time deposits    555,006    495,880    448,983    466,199    434,597
                ---------- ---------- ---------- ---------- ----------
   Total
    interest
    -bearing
    deposits       965,384    919,872    924,537    968,219    950,321
  Borrowings and
   repurchase
   agreements      255,526    267,081    240,104    202,229    193,855
  Junior
   subordinated
   debentures       20,619     20,619     20,619     20,619     20,619
                ---------- ---------- ---------- ---------- ----------
   Total
    interest
    -bearing
    liabilities  1,241,529  1,207,572  1,185,260  1,191,067  1,164,795
                ---------- ---------- ---------- ---------- ----------
 Noninterest
  -bearing
  liabilities:
  Noninterest
   -bearing
   deposits        140,821    133,226    119,024    123,453    106,905
  Other
   liabilities      10,269     11,244     12,186     12,015     13,313
                ---------- ---------- ---------- ---------- ----------
   Total
    liabilities  1,392,619  1,352,042  1,316,470  1,326,535  1,285,013
 Shareholders'
  equity           186,573    170,017    162,808    160,318    158,496
                ---------- ---------- ---------- ---------- ----------
 Total
  liabilities
  and
  shareholders'
  equity        $1,579,192 $1,522,059 $1,479,278 $1,486,853 $1,443,509
                ========== ========== ========== ========== ==========

                Encore Bancshares, Inc. and Subsidiaries

                         SELECTED FINANCIAL DATA

                   (Unaudited, dollars in thousands)

                 March 31,   Dec 31,   Sept 30,   June 30,   March 31,
 Loan Portfolio:   2009       2008       2008       2008       2008
                ---------- ---------- ---------- ---------- ----------
 Commercial:
 Commercial     $  127,279 $  135,534 $  130,484 $  127,639 $  142,259
 Commercial
  real estate      315,090    311,909    305,570    298,562    291,543
 Real estate
  construction      87,352     95,668     96,450     91,371     97,807
                ---------- ---------- ---------- ---------- ----------
  Total
   commercial      529,721    543,111    532,504    517,572    531,609
 Consumer:
 Residential
  real estate
  first lien       229,981    241,969    247,765    256,201    264,445
 Residential
  real estate
  second lien      294,994    302,141    291,933    269,409    234,623
 Home equity
  lines             80,099     82,555     79,888     79,913     78,860
 Consumer
  installment
  - indirect        12,643     14,409     16,461     18,806     21,917
 Consumer other     31,645     34,219     29,894     27,250     25,047
                ---------- ---------- ---------- ---------- ----------
  Total consumer   649,362    675,293    665,941    651,579    624,892
                ---------- ---------- ---------- ---------- ----------

   Total loans
    receivable  $1,179,083 $1,218,404 $1,198,445 $1,169,151 $1,156,501
                ========== ========== ========== ========== ==========

 Nonperforming
  Assets:
 Nonaccrual
  loans         $   34,698 $   30,531 $   21,142 $   12,118 $   14,131
 Accruing loans
  past due 90
  days or more*         --        646         23        240        283
 Restructured
  loans**               --         --         --         --         --
                ---------- ---------- ---------- ---------- ----------
  Total
   nonperforming
   loans            34,698     31,177     21,165     12,358     14,414
                ---------- ---------- ---------- ---------- ----------
 Investment in
  real estate        5,537      2,781      2,215      2,063      2,078
                ---------- ---------- ---------- ---------- ----------
  Total
   nonperforming
   assets       $   40,235 $   33,958 $   23,380 $   14,421 $   16,492
                ========== ========== ========== ========== ==========

 Asset Quality
  Ratios:
 Nonperforming
  assets to
  total loans
  and investment
  in real estate      3.40%      2.78%      1.95%      1.23%      1.42%
 Net charge-offs
  to average
  loans               0.50%      2.69%      0.90%      1.14%      0.38%
 Allowance for
  loan losses to
  period end
  loans               2.26%      2.06%      1.22%      1.03%      1.00%
 Allowance for
  loan losses to
  nonperforming
  loans              76.85%     80.52%     69.08%     97.54%     80.50%

 Deposits:
 Noninterest
  -bearing
  deposits      $  158,994 $  131,709 $  121,100 $  123,594 $  129,983
 Interest
  checking         171,881    197,384    182,456    186,902    190,633
 Money market
  and savings      215,726    252,571    268,969    292,631    338,386
 Time deposits
  less than
  $100,000         207,648    188,302    192,603    198,603    201,735
                ---------- ---------- ---------- ---------- ----------
  Core deposits    754,249    769,966    765,128    801,730    860,737
                ---------- ---------- ---------- ---------- ----------
 Time deposits
  $100,000 and
  greater          330,919    274,903    245,018    239,556    233,462
 Brokered
  deposits          31,428     55,928     28,333     13,457     16,948
                ---------- ---------- ---------- ---------- ----------
  Total
   deposits     $1,116,596 $1,100,797 $1,038,479 $1,054,743 $1,111,147
                ========== ========== ========== ========== ==========

 Assets Under
  Management    $2,137,137 $2,248,047 $2,607,702 $2,736,790 $2,737,603
                ========== ========== ========== ========== ==========

 * As of March 31, 2009, loans past due 90 days or more are either charged-off or included in nonaccrual loans. ** All troubled debt restructurings are included in nonaccrual loans.

                 Encore Bancshares, Inc. and Subsidiaries

                        ALLOWANCE FOR LOAN LOSSES

                    (Unaudited, dollars in thousands)

                                      Three Months Ended
                      ------------------------------------------------
                      March 31,  Dec 31,  Sept 30,  June 30,  March 31,
                        2009      2008      2008      2008      2008
                      --------  --------  --------  --------  --------

 Allowance for loan
  losses at beginning
  of quarter          $ 25,105  $ 14,620  $ 12,054  $ 11,603  $ 11,161

 Charge-offs:
 Commercial:
  Commercial              (236)   (5,950)     (301)   (2,119)     (231)
  Commercial real
   estate                  (99)     (751)     (407)     (289)      (80)
  Real estate
   construction           (239)     (408)     (356)      (57)       (9)
                      --------  --------  --------  --------  --------
   Total commercial       (574)   (7,109)   (1,064)   (2,465)     (320)
                      --------  --------  --------  --------  --------

 Consumer:
  Residential real
   estate first lien       (34)     (142)     (256)     (193)      (43)
  Residential real
   estate second lien     (454)     (378)     (417)     (151)     (377)
  Home equity lines       (282)     (477)     (831)     (463)      (42)
  Consumer installment
   - indirect             (261)     (265)     (254)     (200)     (297)
  Consumer other           (48)      (23)      (23)       (5)      (29)
                      --------  --------  --------  --------  --------
   Total consumer       (1,079)   (1,285)   (1,781)   (1,012)     (788)
                      --------  --------  --------  --------  --------

   Total charge-offs    (1,653)   (8,394)   (2,845)   (3,477)   (1,108)
                      --------  --------  --------  --------  --------

 Recoveries:
 Commercial:
  Commercial                22       111         8         9        11
  Commercial
   real estate              --        --        --         6        --
  Real estate
   construction             --        --        --        --        --
                      --------  --------  --------  --------  --------
   Total commercial         22       111         8        15        11
                      --------  --------  --------  --------  --------

 Consumer:
  Residential real
   estate first lien        34        18         3        19         1
  Residential real
   estate second lien       17        71        54         3         2
  Home equity lines         24         3         4        --         2
  Consumer installment
   - indirect               76        15        81        37         6
  Consumer other             -        13        12        77        27
                      --------  --------  --------  --------  --------
   Total consumer          151       120       154       136        38
                      --------  --------  --------  --------  --------

   Total recoveries        173       231       162       151        49
                      --------  --------  --------  --------  --------

   Net charge-offs      (1,480)   (8,163)   (2,683)   (3,326)   (1,059)
                      --------  --------  --------  --------  --------

 Provision for
  loan losses            3,039    18,648     5,249     3,777     1,501
                      --------  --------  --------  --------  --------

 Allowance for loan
  losses at end
  of quarter          $ 26,664  $ 25,105  $ 14,620  $ 12,054  $ 11,603
                      ========  ========  ========  ========  ========

                Encore Bancshares, Inc. and Subsidiaries

                           SEGMENT OPERATIONS

                   (Unaudited, dollars in thousands)

                          As of and for the Three Months Ended
                ------------------------------------------------------
                 March 31,   Dec 31,   Sept 30,   June 30,   March 31,
                   2009       2008       2008       2008       2008
                ---------- ---------- ---------- ---------- ----------
 Banking
 -------
  Net interest
   income       $   11,736 $   12,223 $   11,871 $   11,116 $   10,130
  Provision for
   loan losses       3,039     18,648      5,249      3,777      1,501
  Noninterest
   income              394     (1,669)       300         66        519
  Noninterest
   expense           8,339      9,234      7,988      8,823      9,103
                ---------- ---------- ---------- ---------- ----------
  Earnings
   (loss) before
   income taxes        752    (17,328)    (1,066)    (1,418)        45
  Income tax
   expense
   (benefit)           291     (6,251)      (446)      (586)       (15)
                ---------- ---------- ---------- ---------- ----------
  Net earnings
   (loss)       $      461 $  (11,077)$     (620)$     (832)$       60
                ========== ========== ========== ========== ==========
  Total assets
   at quarter
   end          $1,584,698 $1,592,933 $1,481,311 $1,472,045 $1,500,462
                ========== ========== ========== ========== ==========

 Wealth
  Management
 -----------
  Net interest
   income       $       38 $       44 $       51 $       37 $       64
  Noninterest
   income            3,749      3,985      4,277      4,660      4,407
  Noninterest
   expense           3,098      2,179      3,083      2,725      3,070
                ---------- ---------- ---------- ---------- ----------
  Earnings
   before income
   taxes               689      1,850      1,245      1,972      1,401
  Income tax
   expense             243        606        451        709        504
                ---------- ---------- ---------- ---------- ----------
  Net earnings  $      446 $    1,244 $      794 $    1,263 $      897
                ========== ========== ========== ========== ==========
  Total assets
   at quarter
   end          $   48,648 $   47,879 $   49,263 $   48,146 $   47,444
                ========== ========== ========== ========== ==========

 Insurance
 ---------
  Net interest
   income       $        3 $        4 $       16 $       22 $       41
  Noninterest
   income            1,694      1,172      1,398      1,458      1,732
  Noninterest
   expense           1,033      1,001      1,002      1,049      1,104
                ---------- ---------- ---------- ---------- ----------
  Earnings
   before income
   taxes               664        175        412        431        669
  Income tax
   expense             233         85        147        154        240
                ---------- ---------- ---------- ---------- ----------
  Net earnings  $      431 $       90 $      265 $      277 $      429
                ========== ========== ========== ========== ==========
  Total assets
   at quarter
   end          $    7,695 $    6,738 $    6,997 $   13,188 $   10,143
                ========== ========== ========== ========== ==========

 Other
 -----
  Net interest
   expense      $     (316)$     (329)$     (330)$     (330)$     (356)
  Noninterest
   income               --         --         --        (24)        19
                ---------- ---------- ---------- ---------- ----------
  Loss before
   income taxes       (316)      (329)      (330)      (354)      (337)
  Income
   tax benefit        (113)      (119)      (119)      (127)      (121)
                ---------- ---------- ---------- ---------- ----------
  Net loss      $     (203)$     (210)$     (211)$     (227)$     (216)
                ========== ========== ========== ========== ==========
  Total assets
   at quarter
   end          $  (63,317)$  (59,706)$  (59,348)$  (72,666)$  (69,423)
                ========== ========== ========== ========== ==========

 Consolidated
 ------------
  Net interest
   income       $   11,461 $   11,942 $   11,608 $   10,845 $    9,879
  Provision for
   loan losses       3,039     18,648      5,249      3,777      1,501
  Noninterest
   income            5,837      3,488      5,975      6,160      6,677
  Noninterest
   expense          12,470     12,414     12,073     12,597     13,277
                ---------- ---------- ---------- ---------- ----------
  Earnings
   (loss) before
   income taxes      1,789    (15,632)       261        631      1,778
  Income tax
   expense
   (benefit)           654     (5,679)        33        150        608
                ---------- ---------- ---------- ---------- ----------
  Net earnings
   (loss)       $    1,135 $   (9,953)$      228 $      481 $    1,170
                ========== ========== ========== ========== ==========
  Total assets
   at quarter
   end          $1,577,724 $1,587,844 $1,478,223 $1,460,713 $1,488,626
                ========== ========== ========== ========== ==========

              Encore Bancshares, Inc. and Subsidiaries

                         YIELD ANALYSIS

               (Unaudited, dollars in thousands)

                                Three Months Ended March 31,
                  ----------------------------------------------------
                             2009                       2008
                  -------------------------  -------------------------
                     Avg     Interest  Avg       Avg    Interest  Avg
                 Outstanding  Income/ Yield/ Outstanding Income/ Yield/
                    Balance   Expense  Rate    Balance   Expense  Rate
                  ----------  -------  ----  ----------  -------  ----
 Assets:
 Interest-earning
  assets:
  Loans*          $1,208,697  $17,544  5.89% $1,119,439  $18,378  6.60%
  Mortgages
   held-for-sale       1,391       28  8.16%      1,465       32  8.79%
  Securities*        187,953    1,973  4.26%    142,098    1,319  3.73%
  Federal funds
   sold and other     95,314      156  0.66%     89,419      803  3.61%
                  ----------  -------        ----------  -------
 Total
  interest-earning
  assets*          1,493,355   19,701  5.35%  1,352,421   20,532  6.11%
 Less:
  Allowance for
  loan losses        (25,181)                   (11,178)
 Noninterest-
  earning assets     111,018                    102,266
                  ----------                 ----------
  Total assets    $1,579,192                 $1,443,509
                  ==========                 ==========

 Liabilities and
  shareholders'
  equity:
 Interest-bearing
  liabilities:
   Interest
    checking      $  181,976  $   213  0.47% $  182,483  $   953  2.10%
   Money market
    and savings      228,402      678  1.20%    333,241    2,380  2.87%
   Time deposits     555,006    4,841  3.54%    434,597    5,209  4.82%
                  ----------  -------        ----------  -------
    Total
     interest-
     bearing
     deposits        965,384    5,732  2.41%    950,321    8,542  3.62%
   Borrowings and
    repurchase
    agreements       255,526    2,116  3.36%    193,855    1,755  3.64%
   Junior
    subordinated
    debentures        20,619      316  6.22%     20,619      356  6.94%
                  ----------  -------        ----------  -------
    Total
     interest-
     bearing
     liabilities   1,241,529    8,164  2.67%  1,164,795   10,653  3.68%
                  ----------  -------        ----------  -------
 Noninterest-
  bearing
  liabilities:
   Noninterest-
    bearing
    deposits         140,821                    106,905
  Other
   liabilities        10,269                     13,313
                  ----------                 ----------
    Total
     liabilities   1,392,619                  1,285,013
 Shareholders'
  equity             186,573                    158,496
                  ----------                 ----------
 Total
  liabilities and
  shareholders'
  equity          $1,579,192                 $1,443,509
                  ==========                 ==========

 Net interest
  income*                     $11,537                    $ 9,879
                              =======                    =======

 Net interest
  spread*                                          2.68%          2.43%
 Net interest
  margin*                                          3.13%          2.94%

 * On taxable-equivalent basis in 2009. Taxable-equivalent amounts in
 2008 were immaterial.

CONTACT:  Encore Bancshares, Inc.
          L. Anderson Creel, Chief Financial Officer
            713.787.3138
          James S. D'Agostino, Jr., Chairman and CEO
            713.787.3103